SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2006

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Compensation of Non-Employee Directors

Pursuant to the recommendation of its Compensation Committee, the Board of Directors (the “Board”) of Rubio’s Restaurants, Inc. (the “Company”) on April 27, 2006 modified its compensation arrangements for non-employee directors of the Company. Effective upon the completion of the Company’s 2006 Annual Meeting of Stockholders, each non-employee director of the Company will receive:

a.	a retainer of $20,000, payable in four equal quarterly installments;

b.	$2,000 for each meeting of the Board attended and $1,000 for each committee meeting attended (whether in person or by telephone); and

c.	restricted stock units for 4,500 shares of common stock of the Company in lieu of the annual automatic stock option grant provided for in the Company's 1999 Stock Incentive Plan (the “1999 Plan”).

In addition to the above fees, each chairman of a committee of the Board will receive a fee of $10,000, payable in four equal quarterly installments. Each non-employee director of the Company will be allowed to defer the receipt of any or all cash fees payable to him or her as a director of the Company in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, or any substitute or successor statute, and the rules and regulations adopted under such section. All restricted stock units will be settled from the shares of common stock reserved for issuance pursuant to the 1999 Plan.

2006 Executive Incentive Plan

On April 27, 2006, the Board also adopted, pursuant to the recommendation of its Compensation Committee, the Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan is to provide performance-based incentive compensation in the form of cash payments or stock awards to executive officers and other members of senior management of the Company and any of its subsidiaries that may adopt the plan. The awards under the 2006 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code. The 2006 Plan will be administered by the Compensation Committee of the Board, which will be composed solely of two or more outside directors, as defined under Section 162(m). For each award granted under the 2006 Plan, the Compensation Committee will select the measurement period, the officers and other members of senior management eligible to participate in the award, the amount or number of shares of common stock subject to the award and the business criteria and performance goals to be achieved under the award, and at the end of the measurement period will determine whether such goals have been achieved and the amount to be paid to each participant or the extent to which the award has vested. Cash awards to any one participant in any one fiscal year of the plan will not exceed $2 million and stock awards or restricted stock units to any one participant in any one fiscal of the plan year will not exceed 300,000 shares of common stock. All stock awards under the 2006 Plan will be settled from the shares of common stock of the Company reserved for issuance pursuant to the 1999 Plan or any other stock option, equity incentive or similar plan adopted subsequently and approved by the stockholders of the Company. The 2006 Plan is subject to stockholder approval and will be submitted by the Company for a vote of the stockholders at the 2006 Annual Meeting of Stockholders. This summary of the 2006 Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description
10.1	Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUBIO’S RESTAURANTS, INC.

Dated: May 3, 2006	By:	/s/ John Fuller
John Fuller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan